UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 09, 2026

NetApp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-27130	77-0307520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Olsen Drive
San Jose, California		95128
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 822-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	NTAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

(a)

To the extent applicable, the information set forth under Item 5.03 below is incorporated by reference as if fully set forth herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

Amendment and Restatement of Certificate of Incorporation

As reported below in Item 5.07 to this Current Report on Form 8-K, on September 9, 2026 at the 2026 annual meeting of stockholders (the “Annual Meeting”) of NetApp, Inc. (the “Company”), the holders of the Company’s common stock approved an amended and restated certificate of incorporation (the “Amended and Restated Charter”), which provides for officer exculpation to the fullest extent permitted by the Delaware General Corporation Law. On September 10, 2026, the Company filed the Amended and Restated Charter with the Secretary of the State of Delaware, and it became effective upon filing.

The foregoing is qualified in its entirety by reference to the full text of the Amended and Restated Charter, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

On and effective as of September 9, 2026, in connection with its periodic review of the Company’s governance documents, the Company’s Board of Directors (the “Board”) adopted amended and restated bylaws (the “Amended and Restated Bylaws”), which among other things:

•
clarify that the presiding officer’s authority at stockholder meetings is expressly subject to the supervision of the Board;
•
narrow the definition of “Stockholder Associated Person”;
•
clarify the transfer procedures for both certificated and uncertificated shares;
•
clarify that committee charters and resolutions may supersede bylaws provisions where inconsistent;
•
provide that the Company shall not be liable to indemnify any person for amounts paid in settlement of any proceeding without the Company’s written consent;
•
provide for the Company’s subrogation rights for indemnification payments;
•
update the provisions regarding action by written consent of the Board;
•
clarify that insurance maintained by the Company for purposes of indemnification may include insurance provided directly or indirectly through a captive insurance company; and
•
make other non-substantive and conforming revisions and clarifications.

The foregoing is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company elected the following individuals to serve as members of the Board for a term expiring at the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions	Broker Nonvotes
T. Michael Nevens	141,818,948	19,131,679	361,378	16,543,351
Deepak Ahuja	158,541,925	2,449,770	320,310	16,543,351
Paul Fipps	159,791,789	1,195,737	324,479	16,543,351
Anders Gustafsson	157,908,552	3,073,193	330,260	16,543,351
Gerald Held	153,247,821	7,739,207	324,977	16,543,351
Deborah L. Kerr	160,483,922	509,009	319,074	16,543,351
George Kurian	159,637,957	1,338,836	335,212	16,543,351
Carrie Palin	157,674,558	3,317,699	319,748	16,543,351
Frank Pelzer	160,484,532	501,296	326,177	16,543,351
June Yang	160,495,207	493,036	323,762	16,543,351

In addition, the following proposals were voted on and approved at the Annual Meeting:

1.	Proposal to approve,on a nonbinding advisory basis, the compensation paid to our named executive officers.

Votes For	Votes Against	Abstentions	Broker Nonvotes
148,675,123	11,410,995	1,225,887	16,543,351

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2027.

Votes For	Votes Against	Abstentions	Broker Nonvotes
157,046,423	20,499,433	309,500

3.	Proposal to approve the Amended and Restated Charter.

Votes For	Votes Against	Abstentions	Broker Nonvotes
139,405,919	21,586,462	319,624	16,543,351

For the stockholder proposal regarding the process for stockholder action by written consent, neither the proponent of the proposal nor a representative was in attendance to properly present the proposal at the Annual Meeting as required by Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Accordingly, no vote was taken on this proposal at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of NetApp, Inc.
3.2	Amended and Restated Bylaws of NetApp, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETAPP, INC. (Registrant)

Date:	September 11, 2026	By:	/s/ Elizabeth O'Callahan
Elizabeth O'Callahan Executive Vice President, Chief Administrative Officer